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                                                                    EXHIBIT 99.1

                                                               [FUTURELINK LOGO]
NEWS RELEASE


CONTACTS:
FutureLink - Troy Cleland                   Lippert/Heilshorn & Associates, Inc.
Investor Relations                          Lillian Armstrong/David Barnard
(888) 464-2768                              (415) 433-3777
invrel@futurelink.net                       david@lhai-sf.com


          FUTURELINK REACHES ACCORD WITH LENDER AND RECEIVES COMMITMENT
                        FOR $5.0 MILLION IN NEW FINANCING

o Senior Credit Facility with Foothill Capital modified and Company now in compliance with loan covenants

o Pequot Private Equity invests 3.5 million in a secured bridge financing and commits to fund an additional $1.5 million by end of May 2001

o    Strategic realignment and additional cost-cutting measures implemented

o    Company on track for EBITDA breakeven by end of Q4 2001


LAKE FOREST, CALIF. - APRIL 23, 2001 - FUTURELINK CORP. (NASDAQ NM: FTRL), a leading provider of integrated solutions, hosted application services and one of the first application infrastructure companies to provide software as a service, today announced it has entered into an amended agreement with Foothill Capital Corporation, a subsidiary of Wells Fargo & Company (NYSE: WFC). The covenants in the amended agreement have been restructured to reflect the current status of the company, which brings FutureLink into compliance with Foothill's loan covenants. Total borrowings are available up to $15 million under the amended loan facility, based on a percentage of the company's accounts receivable. Borrowing under this facility includes $2 million for our Canadian subsidiary and $1.7 million for our subsidiary in the United Kingdom. The amendment requires the company to raise at least $5 million in additional debt or equity financing by May 31, 2001 and another $5 million by June 30, 2001.

Concurrent with the modification of its senior credit facility, Pequot Private Equity, the venture capital arm of Pequot Capital Management, Inc., invested $3.5 million in a secured bridge financing and committed to invest an additional $1.5 million by the end of May 2001. This bridge loan will satisfy the first $5 million debt or equity infusion obligation required by the amendment with Foothill, discussed above. The bridge loan is convertible, at the option of the holder, into units consisting of senior subordinated convertible promissory notes and warrants to purchase shares of the company's common stock. The convertible notes are, in turn, convertible into shares of either common stock of the company or shares of a new series of preferred stock that will be convertible into the common stock of the company.

The company also announced the consolidation of its three data centers in North America and a workforce reduction of approximately five percent. These actions in combination with a carefully monitored expense control plan across all divisions of the company are expected to result in savings to the company of approximately $7.0 million in 2001.

Howard Taylor, CEO of FutureLink stated, "The changing market environment and economic conditions have required an extensive analysis of FutureLink's business infrastructure and strategy. Accordingly, we have elected to consolidate our domestic data centers into our Lake Forest, California facility, and streamline our marketing and administrative organizations. We feel confident that these actions will be completed smoothly and seamlessly for our customers."

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"Reducing operating costs and increasing working capital are two elements of my plan to return the company to financial health. While the recent transactions with Foothill Capital and Pequot Private Equity are important steps to address our working capital position, we are continuing our efforts to raise additional capital and to reduce expenses consistent with the current economic situation. We feel that these actions keep us on track to reach our goal of achieving EBITDA breakeven by the end of Q4 2001," continued Taylor.

"Finally, we remain committed to delivering the highest quality information technology solutions to customers. FutureLink continues to offer strong IT solutions, including professional services consulting, hosted applications services, systems integration, application deployment, as well as hardware and software integration and support," concluded Taylor.

ABOUT FUTURELINK

FutureLink Corp. (Nasdaq NM: FTRL) is a leading provider of integrated solutions, hosted application services and one of the first application infrastructure companies to provide software as a service. One of the largest and most experienced application service providers (ASPs) of hosted server-based solutions worldwide, the company offers a full range of professional services that meet business-critical application and infrastructure needs. With FutureLink's offerings, customers can precisely manage IT costs and avoid expensive and complicated maintenance and support concerns.

FutureLink delivers its products and services in partnership with leading technology companies worldwide including Microsoft, Citrix Systems, Inc., Compaq, EMC Corporation, Cisco Systems, Great Plains, Onyx and others. A founding member of the ASP Industry Consortium, the company markets its offerings through a network of channel partners throughout the United States, Canada, and the United Kingdom. For more information on the company and its solutions, contact FutureLink toll-free at (877) 216-6001; e-mail sales@futurelink.net or visit the FutureLink website at www.futurelink.net.

ABOUT PEQUOT PRIVATE EQUITY

Pequot Private Equity is the venture capital arm of Pequot Capital Management, Inc., a leading investment firm with more than $10 billion under management in 23 funds. Leveraging Pequot Capital's in-depth global research, market access and proven lifecycle investment expertise, Pequot Private Equity helps early-stage start-ups and emerging companies build a sustainable competitive advantage in fast-moving technology markets. Pequot Private Equity invests in young and growing companies pursuing leadership in such dynamic market sectors as telecommunications and network infrastructure, eBusiness, and technology-enabled healthcare. Pequot Capital manages investments across all stages of a portfolio company's growth, from start-up to maturity. Pequot Capital is 100% employee-owned and has offices in New York, Westport, and San Francisco. For more information, please visit www.pequotcap.com.


Except for historical information contained herein, this release contains information about future expectations, plans and prospects that may constitute forward-looking statements for purposes of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain statements are forward-looking statements within the meaning of the Reform Act. All of the forward-looking statements are based on estimates and assumptions made by the Company's management, which although believed to be reasonable, are inherently uncertain. No assurance can be given that any of such estimates will be realized and actual results may differ materially from those contemplated by such forward-looking statements. Factors that may cause such differences include: (i) the inability of the Company to raise additional debt or equity capital by June 30, 2001 to meet the conditions of its amended Senior Credit Facility; (ii) the inability of the Company to continue its realignment strategy of re-focusing its business, reducing expenses and reducing operating losses; (iii) acceptance by customers of the Company's service and product offerings; and (iv) economic conditions in the markets in which we compete and economic conditions generally. In addition to the risks discussed above, the Company's business and results of operations are subject to the risks and uncertainties described in registration statements and periodic reports filed from time to time by the Company with the Securities and Exchange Commission. For additional information relating to matters specifically discussed in this press release, please read the current report on Form 8-K filed with the Securities and Exchange Commission by the Company on April 23, 2001.


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